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                                                                    Exhibit 4.1

                         [COMMON STOCK CERTIFICATE]

MC
COMMON STOCK                      [ARTWORK]                  COMMON STOCK

                                                             CUSIP 615369 10 5
                                                             SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS
                              MOODY'S CORPORATION
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

This Certifies that





Is the Owner of

FULL-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK

Of Moody's Corporation (hereinafter called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate, properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and By-laws of the Corporation, as provided, copies of which are on file with the Transfer Agent), to all of which the holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the signature of the Corporation's duly authorized officers.

Dated:

/s/ SIGNATURE ILLEGIBLE              /S/ SIGNATURE ILLEGIBLE
              TREASURER                            PRESIDENT

COUNTERSIGNED AND REGISTERED
            EQUISERVE TRUST COMPANY, N.A.
                            TRANSFER AGENT
                             AND REGISTRAR

by /s/ SIGNATURE ILLEGIBLE
                      AUTHORIZED SIGNATURE